Exhibit 10.17

                                               Executive's Name: _______________
                                                        Date: ____________, 1998

                                    AMENDMENT
                                       TO
                KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT


       THIS AMENDMENT ("Amendment"), dated as of the date set forth above, supplements and amends the Key Employment and Severance Agreement, dated August 15, 1995 ("Agreement"), by and between SUPERIOR SERVICES, INC., a Wisconsin corporation ("Company"), and the named executive set forth above ("Executive"). All defined terms used herein and not defined shall have the same meaning as in the Agreement.

                              W I T N E S S E T H:

       WHEREAS, pursuant to Section 19 of the Agreement, the Executive and the Company desire to supplement and amend the Agreement as specifically set forth in this Amendment.

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein set forth, and for other valuable consideration, the parties hereto covenant and agree as follows:

       1. Section 1(h) of the Agreement is hereby amended and restated to read in its entirety as follows:

       "(h) Discretionary Termination. For purposes of this Agreement, `Discretionary Termination' means the determination by the Executive at any time during the ninety (90) day period commencing on and then after the occurrence of a Change in Control of the Company, as evidenced by the Executive's delivery to the Company of a Notice of Termination during such period (including simultaneously with the occurrence of a Change in Control of the Company), to terminate his employment hereunder for any reason whatsoever in his sole discretion, with or without good faith."

       2. The first paragraph of Section 1(o) of the Agreement is hereby amended and restated to read in its entirety as follows:

       "(o) Termination Date. For purposes of this Agreement, except as otherwise provided in Section 10(b) and Section 17(a) hereof or as set forth below, the term `Termination date' means (i) if the Executive's employment is terminated by the Executive's death, the date of death;
       (ii) if the Executive's employment is terminated by reason of voluntary early

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       retirement,  as agreed in writing by the Company and the  Executive,  the date of such early retirement which is set forth in such written agreement; (iii) if the Executive's employment is terminated by reason of disability pursuant to Section 12 hereof, the earlier of thirty (30) days after the Notice of Termination is given or one day prior to the end of the Employment period; (iv) if the Executive's employment is terminated by the Executive voluntarily (other than for Good Reason), the date the Notice of Termination is given; (v) if the Executive's employment is terminated by the Executive voluntarily pursuant to a Discretionary Termination, the Termination Date for purposes of the payment of a Termination Payment under Section 9(b) hereof shall be the date the Notice of Termination is given to the Company, but for any and all other purposes (including for all purposes under all of the Executive's stock option agreements with the Company), the effective Termination Date for employment termination hereunder and for all other purposes shall be such date as is specified by the Executive in his Notice of Termination, provided that such specified date shall not be more than ninety (90) days after the date of the Change in Control of the Company; and (vi) if the Executive's employment is terminated by the Company (other than by reason of disability pursuant to Section 12 hereof) or by the Executive for Good Reason, the earlier of thirty (30) days after the Notice of Termination is given or one day prior to the end of the Employment Period. Notwithstanding the foregoing, ..." [Remainder of existing Section 1(o) to remain as written in Agreement.]

       3. The first paragraph of Section 9(b) of the Agreement shall be amended and restated in its entirety as follows:

       "(b) Termination Payment. The Termination Payment shall be an amount equal to the average of the Executive's annual total compensation reportable by the Company on Form W-2 (i.e., base salary plus bonus amounts and all other taxable compensation) over the five (5) fiscal years of the Company immediately prior to the Change in Control of the Company (with such compensation annualized for any initial partial year of employment) multiplied by three (3); provided that if the Executive has been employed by the Company for less than three (3) years, then the Termination Payment shall be an amount equal to the highest amount of the Executive's annual total compensation for any year during the period of his employment by the Company prior to the Change in Control of the Company multiplied by three (3). Except as otherwise provided herein, the Termination Payment shall be paid to the Executive in cash no later than ten (10) business days after the Termination Date; provided, however, the Termination Payment shall be paid to the Executive immediately upon receipt by the Company of a Notice of Termination relating to a Discretionary Termination (regardless of any differing effective date of the Executive's employment termination). The Executive

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       shall not be required to mitigate the amount of the  Termination  Payment by securing other employment or otherwise, nor will such Termination Payment be reduced by reason of the Executive securing other employment or for any other reason.

       [Remainder of Section 9(b) shall remain as written in the Agreement.]

       4. Except as specifically set forth above, all other terms and conditions of the Agreement shall continue in full force and effect, unaffected by this Amendment. This Amendment shall be effective for all purposes immediately as of the date first written above.

       IN WITNESS WHEREOF, the Executive and the Company have set their hands hereto as of the date above.

                                 SUPERIOR SERVICES, INC.



_____________________            By: /s/Joseph P. Tate
Executive                            Joseph P. Tate, Chairman of the Board


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